UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 9, 2026
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27713
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2026, the Board of Directors (the “Board”) of Fortrea Holdings, Inc. (the “Company”) reinstated Jason Knoblauch as Chief Financial Officer and designated Mr. Knoblauch as principal financial officer of the Company. Mr. Knoblauch will continue to receive the same compensation package after his reinstatement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2026 (the “Prior Form 8-K”). Please see the Prior Form 8-K for a description of Mr. Knoblauch’s biographical information and other required disclosure.

As previously disclosed, on July 25, 2026, the Delaware Court of Chancery granted a temporary restraining order preventing Mr. Knoblauch from working for the Company as Chief Financial Officer pending further order of the Court. The order was issued in a lawsuit filed by Mr. Knoblauch’s prior employer against him and the Company alleging that Mr. Knoblauch violated certain restrictive covenants and retained confidential information belonging to his prior employer. Mr. Knoblauch, the Company and Mr. Knoblauch’s former employer entered into a settlement agreement and mutual release to resolve the matter.

David Smith, a current director on the Board, had acted as Interim Chief Financial Officer and principal financial officer during Mr. Knoblauch’s leave of absence. In connection with Mr. Knoblauch’s reinstatement, Mr. Smith stepped down from the Interim CFO position but will remain a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.
By:	/s/ Agnieszka M. Gallagher
Name: Agnieszka M. Gallagher
Title: General Counsel and Secretary

Date: September 10, 2026